UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

CROSS TIMBERS ROYALTY TRUST

(Exact name of Registrant as specified in its charter)

Texas	1-10982	75-6415930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Simmons Bank P. O. Box 962020 Fort Worth, Texas		76162-2020
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (855) 588-7839

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 20, 2018, Southwest Bank, the trustee of the Cross Timbers Royalty Trust (the “Trust”) merged with Simmons Bank, an Arkansas state-chartered bank that is a subsidiary of Simmons First National Corporation. As a result of the merger and pursuant to the terms of the Trust’s indenture, effective February 20, 2018, Simmons Bank became the trustee of the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROSS TIMBERS ROYALTY TRUST

By: SIMMONS BANK, TRUSTEE

By:	/s/ LEE ANN ANDERSON
Lee Ann Anderson
Senior Vice President

Date: February 26, 2018

EXXON MOBIL CORPORATION

By:	/s/ DAVID LEVY
David Levy
Vice President – Upstream Business Services